Exhibit 99.1

Casa Systems Reports Third Quarter 2020 Financial Results

Double-Digit Revenue & Gross Profit Growth

Record Wireless Backlog of $115 million

Increased Cash Flow and Profitability

Raising Full Year 2020 Revenue Guidance

Andover, Mass. – October 28, 2020 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of physical and cloud-native infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for its third quarter ended September 30, 2020.

Third Quarter 2020 Financial & Operational Highlights

•	Revenue of $105.7 million.

•	Gross margin of 49.7% driven by strong demand for hardware with year-to-date gross margin of 50.7%.

•	Gross profit of $52.6 million.

•	GAAP net income of $3.5 million or $0.04 per fully diluted share.

•	Non-GAAP net income of $5.9 million or $0.07 per fully diluted share.

•	Adjusted EBITDA of $17.0 million.

•	Raising full year 2020 revenue guidance.

“Our performance in the third quarter further exemplifies our ability to execute our growth strategy,” said Jerry Guo, Casa Systems’ President and Chief Executive Officer. “We delivered exceptional top-line performance with double-digit revenue growth both year-over-year and sequentially, driven largely by our wireless and fixed-telco products. Additionally, we saw several wireless core and fixed-telco wins with major operators in North America, Europe, and APAC, providing further validation of the strength of our technology. Going into the fourth quarter and beyond, we believe that we are well-positioned to take advantage of the 5G acceleration and shifts in the cable industry to expand our footprint, diversify our revenue mix, and drive greater profitability and free cash flow. As such we are raising our revenue guidance to reflect our anticipation of continued success in the fourth quarter.”

Scott Bruckner, Casa Systems’ Chief Financial Officer, added, “We are extremely proud of our performance and continued financial strength in the current macroeconomic environment. During the third quarter we saw significant year-over-year and sequential growth in our revenue, operating profit, GAAP and non-GAAP EPS and EBITDA. Additionally, we added to our growing cash balance, which combined with our increased EBITDA is helping to decrease our financial leverage. Finally, our substantial wireless backlog, which grew to $115 million, gives us better visibility into the revenue prospects of our growth products in the fourth quarter and beyond.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2020 we now expect:

•	Revenue between $370 million and $380 million

•	Gross Margin at the low end of our guidance range of 50% and 60%

•	GAAP net income between $4 million and $10 million and Non-GAAP net income between $7 million and $13 million

•	Adjusted EBITDA between $38 million and $44 million

•	GAAP diluted net income per share between $0.05 and $0.10 and Non-GAAP diluted net income per share between $0.09 and $0.14

Guidance for non-GAAP financial measures excludes acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; stock-based compensation, which is a non-cash charge; adjustments to the tax provision for the CARES Act; and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its third quarter ended September 30, 2020, and its business outlook at 5:00 p.m. EDT today, October 28, 2020. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any failure to fully realize anticipated synergies from our acquisition of NetComm; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Quarterly

Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

COVID-19

The emergence of the coronavirus disease in 2019, or COVID-19, around the world, and particularly in the United States and China, and the accompanying responses of governments and businesses to the pandemic present various risks to us, not all of which we are able to fully evaluate or even to foresee at the current time. While the COVID-19 pandemic did not materially adversely affect our financial results, business operations or liquidity in the quarter ended September 30, 2020, economic and health conditions in the United States and across most of the globe changed rapidly during, and are continuing to change after the end of the quarter. Globally to date, all aspects of our business remain fully operational, our work from home contingency plans have been implemented and are operating successfully. The pandemic has resulted in increased demand for certain of our products and resulting order volumes have created additional pressure on our supply chain. To date, while the increased demand has not resulted in any material delays to our production cycle, we continue to work with our supply chain and contract manufacturers in an effort to ensure continued availability of all anticipated inventory requirements. However, we cannot at this time predict whether, or to what extent, our efforts will be successful. Additionally, we saw decreases in certain operating expenses, such as travel and trade show expense, during the three months ended September 30, 2020 due to the COVID-19 pandemic that we cannot ensure will be maintained. We intend to continue to monitor our business very closely for any effects of COVID-19 for as long as necessary on an ongoing basis.

Due to the above circumstances and as described generally in this Form 10-Q, our results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the full year. Management cannot predict the full impact of the COVID-19 pandemic on our sales channels, supply chain, manufacturing and distribution, or on economic conditions generally, including the effects on our current and potential customers, who may curtail spending on investments in current and/or new technologies, delay new equipment evaluations and trials, and possibly delay payments based on liquidity concerns, all of which could have a material impact on our business in the future. Similarly, our supply chain and our contract manufacturers could be affected, which could cause disruptions to our ability to meet customer demand. Although we have not been materially impacted to date, we cannot predict the extent to which this may impact the future results of our operations. If COVID-19 were to cause such impacts in the future, there would likely be a material adverse impact on our financial results, liquidity and capital resource needs. Thus, the ultimate extent of the effects of the COVID-19 pandemic on the Company is highly uncertain and dependent upon future developments, and such effects could exist for an extended period of time even after the pandemic might end.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net loss, non-GAAP diluted net loss per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net loss as net income (loss) as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; acquisition-related expenses and other non-recurring expenses, which are one-time non-recurring charges; adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. The tax effect of the excluded items were calculated based on specific calculations of each item’s effect on the tax provision. We define non-GAAP diluted net loss per share as diluted net income (loss) per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net loss. We have presented non-GAAP net loss and non-GAAP diluted net loss per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net loss and non-GAAP diluted net loss per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income (loss), excluding the impact of stock-based compensation expense; acquisition-related expenses; other non-recurring expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense and amortization of acquired intangible assets from each of non-GAAP net loss, non-GAAP diluted net loss per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•

we exclude acquisition-related expenses and other non-recurring expenses from non-GAAP net loss, non-GAAP diluted net loss per share and adjusted EBITDA because they are one-time non-recurring charges, although these are included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net loss, non-GAAP diluted net loss per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) is 5G, delivering physical, virtual and cloud-native 5G infrastructure and customer premise networking for high-speed data and multi-service communications networks. Our core and edge convergence technology enable public and private networks for both communications service providers and enterprises. Casa Systems’ products deliver higher performance, improved network flexibility and scalability, increased operational efficiency and lower total cost of ownership (TCO). Commercially deployed in more than 70 countries, Casa serves over 475 Tier 1 and regional service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Cummings or Jackie Marcus

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$105,747	$81,816	$272,720	$169,404
Cost of revenue	53,153	42,602	134,343	66,387

Gross profit	52,594	39,214	138,377	103,017
Operating expenses:
Research and development	21,823	24,158	63,722	60,823
Selling, general and administrative	21,630	23,823	67,731	61,318

Total operating expenses	43,453	47,981	131,453	122,141

Income (loss) from operations	9,141	(8,767)	6,924	(19,124)

Other income (expense):
Interest income	170	660	847	3,882
Interest expense	(3,771)	(5,240)	(12,706)	(15,662)
Gain (loss) on foreign currency, net	(6)	(869)	674	(458)
Other income, net	338	106	435	477

Total other income (expense), net	(3,269)	(5,343)	(10,750)	(11,761)

Income (loss) before provision for (benefit from) income taxes	5,872	(14,110)	(3,826)	(30,885)
Provision for (benefit from) income taxes	2,399	(5,612)	(5,433)	(8,339)

Net income (loss)	$3,473	$(8,498)	$1,607	$(22,546)

Net income (loss) per share:
Basic	$0.04	$(0.10)	$0.02	$(0.27)

Diluted	$0.04	$(0.10)	$0.02	$(0.27)

Weighted-average shares used to compute net income (loss) per share:
Basic	83,302	84,068	83,437	83,761

Diluted	85,466	84,068	85,370	83,761

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$3,473	$(8,498)	$1,607	$(22,546)
Stock-based compensation	3,482	2,891	9,498	7,450
Acquisition-related expenses	—	1,943	—	3,393
Reversal of write-up to fair value of acquired inventory	—	3,200	—	3,200
Amortization of acquired intangible assets	1,426	1,426	4,278	1,426
Restructuring expenses	—	175	—	175
Other non-recurring expenses	—	(479)	—	776
Tax benefit from release of DTA reserve	(1,239)	—	(10,549)	—
Tax effect of excluded items	(1,229)	(3,598)	(3,468)	(3,891)

Non-GAAP net income (loss)	$5,913	$(2,940)	$1,366	$(10,017)

Non-GAAP net income (loss) margin	5.6%	(3.6)%	0.5%	(5.9)%

Reconciliation of Diluted Net Income (Loss) Per Share to Non-GAAP Diluted Net Income (Loss) Per Share:
Diluted net income (loss) per share	$0.04	$(0.10)	$0.02	$(0.27)
Non-GAAP adjustments to net income (loss)	0.03	0.07	0.00	0.15

Non-GAAP diluted net income (loss) per share	$0.07	$(0.03)	$0.02	$(0.12)

Weighted-average shares used in computing diluted net income (loss) per share	85,466	84,068	85,370	83,761

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$3,473	$(8,498)	$1,607	$(22,546)
Stock-based compensation	3,482	2,891	9,498	7,450
Acquisition-related expenses	—	1,943	—	3,393
Reversal of write-up to fair value of acquired inventory	—	3,200	—	3,200
Restructuring expenses	—	175	—	175
Other non-recurring expenses	—	(479)	—	776
Depreciation and amortization	4,394	5,018	13,648	9,903
Other income, net	3,269	5,343	10,750	11,761
Provision for (benefit from) income taxes	2,399	(5,612)	(5,433)	(8,339)

Adjusted EBITDA	$17,017	$3,981	$30,070	$5,773

Adjusted EBITDA margin	16.1%	4.9%	11.0%	3.4%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:
Net cash provided by (used in) operating activities	$7,708	$(1,950)	$51,644	$(33,070)
Purchases of property and equipment	(1,385)	(2,961)	(4,102)	(6,725)

Free cash flow	$6,323	$(4,911)	$47,542	$(39,795)

Summary of Stock-Based Compensation Expense:
Cost of revenue	$45	$47	$115	$171
Research and development	592	673	1,679	1,316
Selling, general and administrative	2,845	2,171	7,704	5,963

Total	$3,482	$2,891	$9,498	$7,450

Summary of Revenue:
Wireless	$26,825	$20,698	$62,992	$22,353
Fixed telecom	34,005	17,459	75,756	17,504
Cable	32,911	33,162	100,879	100,339

Product	93,741	71,319	239,627	140,196
Service	12,006	10,497	33,093	29,208

Total revenue	$105,747	$81,816	$272,720	$169,404

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$156,191	$113,638
Accounts receivable, net	65,968	93,100
Inventory	98,482	93,604
Prepaid expenses and other current assets	3,738	4,884
Prepaid income taxes	12,980	3,217

Total current assets	337,359	308,443
Property and equipment, net	31,081	35,910
Accounts receivable, net of current portion	156	575
Deferred tax assets	1,168	69
Goodwill	50,177	50,347
Intangible assets, net	36,869	41,148
Other assets	5,954	7,820

Total assets	$462,764	$444,312

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,763	$25,890
Accrued expenses and other current liabilities	34,368	34,567
Accrued income taxes	5,158	—
Deferred revenue	22,771	25,485
Current portion of long-term debt, net of unamortized debt issuance costs	1,893	8,524

Total current liabilities	102,953	94,466
Accrued income taxes, net of current portion	9,683	12,381
Deferred tax liabilities	8,259	8,993
Deferred revenue, net of current portion	3,326	4,583
Long-term debt, net of current portion and unamortized debt issuance costs	289,831	284,756
Other liabilities, non-current	834	569

Total liabilities	414,886	405,748

Stockholders’ equity:
Common stock	85	84
Treasury Stock	(4,826)	(1,795)
Additional paid-in capital	179,382	169,561
Accumulated other comprehensive loss	(1,306)	(2,222)
Accumulated deficit	(125,457)	(127,064)

Total stockholders’ equity	47,878	38,564

Total liabilities and stockholders’ equity	$462,764	$444,312

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows provided by (used in) operating activities:
Net income (loss)	$1,607	$(22,546)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,660	9,903
Stock-based compensation	9,498	7,450
Deferred income taxes	(1,834)	(14,894)
Increase in provision for doubtful accounts	18	510
Change in provision for excess and obsolete inventory	1,290	(826)
Gain on disposal of assets	11	—
Changes in operating assets and liabilities:
Accounts receivable	27,537	33,533
Inventory	(6,617)	(25,427)
Prepaid expenses and other assets	3,004	(1,505)
Prepaid income taxes	(9,763)	—
Accounts payable	13,764	(5,557)
Accrued expenses and other current liabilities	973	(10,346)
Accrued income taxes	2,467	2,518
Deferred revenue	(3,971)	(5,883)

Net cash provided by (used in) operating activities	51,644	(33,070)

Cash flows used in investing activities:
Purchases of property and equipment	(4,102)	(6,725)
Acquisition of businesses, net of cash acquired	—	(109,431)

Net cash used in investing activities	(4,102)	(116,156)

Cash flows used in financing activities:
Principal repayments of debt	(8,893)	(5,992)
Drawdowns on revolving credit facility	6,500	—
Proceeds from exercise of stock options	957	2,478
Payments of dividends and equitable adjustments	(661)	(2,375)
Repurchases of common stock	(3,031)	—

Employee taxes paid related to net share settlement of equity awards	(639)	(1,009)

Net cash used in financing activities	(5,767)	(6,898)

Effect of exchange rate changes on cash and cash equivalents	763	(900)
Net increase (decrease) in cash, cash equivalents and restricted cash	42,538	(157,024)

Cash, cash equivalents and restricted cash at beginning of period	114,657	281,606

Cash, cash equivalents and restricted cash at end of period	$157,195	$124,582

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,226	$14,467

Cash paid for income taxes	$2,306	$3,044

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$673	$511

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$85	$961

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$132	$5,604